UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2022

PATRIOT NATIONAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (203) 252-5900

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PNBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2022, Patriot National Bancorp, Inc. (the “Company”) completed the issuance and sale (the “Offering”) of $12,000,000 in aggregate principal amount of 8.50% Fixed Rate Senior Notes due 2026 (the “Notes”) pursuant to Senior Note Purchase Agreements, dated December 21, 2022 (collectively, the “Note Purchase Agreement”), by and among the Company and the purchasers named therein (the “Purchasers”). The Notes were issued by the Company to the Purchasers at a price equal to 100% of their face amount. The Notes were offered and sold by the Company to the Purchasers in a private offering in reliance on the exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, and the provisions of Regulation D thereunder. The Company used the proceeds from the Offering to repay in full its 7.50% Senior Notes, which were due on December 31, 2022 .

The Notes mature on January 15, 2026 (the “Maturity Date”), and bear interest at a fixed annual rate of 8.50%, payable semi-annually in arrears, on January 15 and July 15 of each year, beginning July 15, 2023. All interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full month, on the number of days actually elapsed. The Company is entitled to redeem the Notes, in whole or in part, on or after January 15, 2025, and to redeem the Notes at any time in whole upon certain other events, at a redemption price equal to 100% of the outstanding principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date.

The Note Purchase Agreement contains certain customary representations, warranties, and covenants made by each of the Company and the Purchasers. The Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holders. Principal and interest on the Notes are subject to acceleration only in limited circumstances. The Notes are an unsecured, unsubordinated obligation and ranks equally in right of payment to all of the Company’s existing and future unsecured indebtedness, liabilities and other obligations that are not subordinated in right of payment to the Senior Note, and will be effectively subordinated to any of the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness. The Notes are the obligations of the Company only and are not obligations of, and are not guaranteed by, any of the Company’s affiliates.

The foregoing descriptions of the Note Purchase Agreement and the Notes do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the form of the Note Purchase Agreement and the form of Notes, each of which is attached hereto as an exhibit and is incorporated herein by reference.

Keefe, Bruyette & Woods, A Stifel Company, and PNC FIG Advisory, part of PNC Capital Markets LLC, acted as joint placement agents for the Offering (the “Placement Agents”). The Placement Agents and their affiliates have, from time to time, provided and may in the future provide, various investment banking and other financial services for the Company or its affiliates, for which they may receive customary fees.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 21, 2022, the Company issued a press release announcing the completion of the Offering, which is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of 8.50% Fixed Rate Senior Note due 2026 (attached as exhibit A to Exhibit 10.1 hereto).
10.1	Form of Senior Note Purchase Agreement, dated December 21, 2022, by and among Patriot National Bancorp, Inc. and the Purchasers named therein.
99.1	Press Release issued by Patriot National Bancorp, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot National Bancorp, Inc.

December 21, 2022	By:	/s/ Robert G. Russell
Name: Robert G. Russell
Title: Chief Executive Officer